SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2001
                                                   -------------


                           ZIASUN TECHNOLOGIES, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                     Nevada
           ------------------------------------------------------------
         (State or other jurisdiction of Incorporation or organization


     000-27349                                          84-1376402
------------------------                    ----------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


665 San Rodolfo Drive, Suite 120, Solana Beach, California               92075
----------------------------------------------------------             --------
(Address of principal executive offices)                              (Zip Code)


                                 (858) 350-4060
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

     Second Amendment to Acquisition Agreement. On July 26, 2001, ZiaSun entered into a Second Amendment to Agreement, effective as of July 1, 2001, with D. Scott Elder, Ross W. Jardine, David McCoy and Scott Harris, the former owners of Online Investors Advantage, Inc. (`OIA"), a wholly owned subsidiary of ZiaSun.

     Due to the accrual of a potential liability for sales taxes payable by OIA in the amount of $3,004,914, on ZiaSun financial statements for the year ended December 31, 2000 for sales by OIA that had occurred in 1998, 1999 and 2000, ZiaSun and the former owners of OIA have determined that an adjustment of the number of shares received by the former owners of OIA pursuant to the provisions for the OIA earn-out, as provided for in the acquisition agreement between ZiaSun and the former owners of OIA, might be required.

     Paragraph 1.6 of the acquisition agreement between ZiaSun and the former owners of OIA provided for an adjustment of the number of shares the former owners of OIA would receive based on the actual earnings of OIA during the period of April 1, 1999 through March 31, 2000. In the event that the actual OIA earnings were greater than $2,500,000, then ZiaSun was to issue additional shares to the former owners of OIA on the basis of one additional share for each $1.00 (i.e. 1 share basis for each $0.50 on a post-split adjusted basis) of actual OIA earnings greater than $2,500,000.

     Following the end of the earn-out period, March 31, 2000, OIA's audited EBITDA earnings for the period were reported as $10,910,076, which would have resulted in ZiaSun owing 21,820,152 (post-split adjusted) shares of its common stock at March 31, 2000 to the former owners of OIA. The value of these shares at March 31, was $248,204,230 which amount would have been added to the goodwill on Ziasun's balance sheet. ZiaSun and the former owners of OIA jointly recognized that it would not be in the best interests of ZiaSun to have such a large goodwill burden going forward, and the parties entered into an Amendment to Agreement dated May 31, 2000, amending the earn-out provisions of the acquisition agreement. Pursuant to the amendment, the former owners of OIA would exchange 12,000,000 of the (post-split adjusted) shares they were to receive pursuant to the terms of the Acquisition Agreement, for $6,000,000 in cash and would receive 9,820,152 (post-split adjusted) shares of ZiaSun's common stock, of which 5,000,000 shares had been previously issued and were held in escrow pursuant to the terms of the acquisition agreement. A total of 4,820,152 new restricted shares were issued collectively to the former owners of OIA.

     Pursuant to the Second Amendment to Agreement, ZiaSun and the former owners of OIA have reached an agreement, that if during that three year period commencing on July 1, 2001 through June 30, 2004, any sales tax liability is paid for sales made during the earn-out period, April 1, 1999 through March 31, 2001, then ZiaSun shall absorb and be solely responsible for the payment of any actual sales tax liability up to the amount of $554,000. In the event that the actual sales tax paid by ZiaSun on sales made by OIA during the period April 1, 1999 through March 31, 2001, exceeds the amount of $554,000, then the former owners of OIA shall reduce, return and deliver to ZiaSun, one share for each $0.50 of actual sales tax paid in excess of $554,000.

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     A copy of the Second  Amendment to Agreement is attached to this report and incorporated herein by reference.

     Item 7. Financial Statements, Pro Forma Financial Statements And Exhibits

     Exhibit Number       Description
     --------------       ------------

     10.54 Second Amendment to Agreement between ZiaSun and the former owners of OIA


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                            ZIASUN TECHNOLOGIES, INC.
                                            (Registrant)


Date: July 31, 2001
                                            /S/ D. Scott Elder
                                            -----------------------------------
                                            By:  D. Scott Elder
                                            Its: Chairman of the Board and CEO


Date: July 30, 2001                         /S/ Allen D. Hardman
                                            -----------------------------------
                                            By:  Allen D. Hardman
                                            Its: President and COO

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                                  EXHIBIT INDEX

     Exhibit Number     Description
     --------------     -----------

     10.54 Second Amendment to Agreement between ZiaSun and the former owners of OIA.